UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 17, 2019

(Date of earliest event reported)

PAYCHEX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-11330	16-1124166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NY	14625-2396
(Address of principal executive offices)	(Zip Code)

(585) 385-6666

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PAYX	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)The Annual Meeting of Stockholders was held on October 17, 2019.

(b)There were present at the meeting, either in person or by proxy, holders of 317,173,915 shares of common stock entitled to vote. Stockholders elected the nine nominees, constituting our entire Board of Directors, to hold office until the next Annual Meeting of Stockholders in 2020; approved the advisory vote on named executive officer compensation; and ratified the selection of our independent registered public accounting firm.

Results of stockholder voting are as follows:

				Broker
Election of Directors	For	Against	Abstain	Non-Votes
B. Thomas Golisano	264,472,092	7,030,469	379,695	45,291,659
Thomas F. Bonadio	267,580,584	3,861,545	440,127	45,291,659
Joseph G. Doody	265,805,527	5,621,253	455,476	45,291,659
David J.S. Flaschen	257,545,477	13,888,799	447,980	45,291,659
Pamela A. Joseph	265,994,950	5,569,052	318,254	45,291,659
Martin Mucci	268,597,433	2,922,210	362,613	45,291,659
Joseph M. Tucci	246,776,459	24,654,491	451,306	45,291,659
Joseph M. Velli	263,055,696	8,390,603	435,957	45,291,659
Kara Wilson	268,004,095	3,551,934	326,227	45,291,659

Advisory Vote to Approve Named Executive				Broker
Officer Compensation	For	Against	Abstain	Non-Votes
	257,770,156	13,073,708	1,038,392	45,291,659

Ratification of Selection of PriceWaterhouseCoopers LLP
as the Company's Independent Registered Public
Accounting Firm	For	Against	Abstain
	315,684,774	831,745	657,396

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.

Date:	October 18, 2019	/s/ Martin Mucci
Martin Mucci
President and Chief Executive Officer

Date:	October 18, 2019	/s/ Efrain Rivera
Efrain Rivera
Senior Vice President, Chief Financial Officer, and Treasurer